SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2010

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 11, 2010, Neuralstem, Inc.  (the “Company”) made available on its website a letter from management to its shareholders regarding the Company’s developments over the past year.  The Company anticipates this letter will be mailed to shareholders along with the Company’s Proxy Statement and Annual Report in connection with the 2010 Annual Meeting of Shareholders.  A copy of the letter is attached to this Form 8-K as Exhibit 99.01 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K.

Additional Information

The Company plans to mail to its shareholders a proxy statement in connection with the 2010 Annual Meeting of Shareholders.   The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies. Information regarding our directors and executive officers is contained in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 4, 2010. The proxy statement contains important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

99.01	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Neuralstem, Inc.

Date: June 11, 2010	/s/ Richard Garr
By: Richard Garr
Chief Executive Officer